EXHIBIT 10.9

                          PROMISSORY NOTE

$7,650,000.00
November 30, 1998

FOR VALUE RECEIVED, E. V. GOINGS (the "Maker") promises to pay to the order of TUPPERWARE CORPORATION, a Delaware corporation (which together with any successor, assignee or endorsee is hereinafter referred to as the "Holder"), at 14901 South Orange Blossom Trail, Orlando, Florida 32837, or at such other place as the Holder may designate in writing, in lawful money of the United States of America, the principal sum of Seven Million, Six Hundred and Fifty Thousand and No/100 Dollars ($7,650,000.00), as described below and in accordance with the following terms and provisions:

1.   Non-Interest Bearing.    No interest shall be payable on
the outstanding principal balance of this Note.

2. Security and Purpose of Loan. The Maker's payment and performance of all the terms and conditions of this Note are secured by a stock pledge agreement of even date herewith executed by the Maker and the Holder (the "Pledge Agreement"). The loan evidenced by this Note is made to assist the Maker in the purchase of 400,000 shares of the common stock (the "Stock") of Tupperware Corporation and for no other purpose.

3. Principal Payments. Payments against the principal of this Note will be made in amounts equal to ten percent (10%) of the gross amount of each annual bonus award payment payable by the Holder to the Maker, and shall be made by payroll deduction. Any such amounts paid by the Maker shall be refunded by the Holder in the event that the Maker surrenders or forfeits the Stock as contemplated by this Note, together with interest thereon from the time of payment by payroll deduction at the prime rate in effect at Chase Manhattan Bank at the time of refund. The entire remaining outstanding principal balance will be due and payable on November 12, 2006. At such date, the Maker shall have the option of repaying such outstanding balance (a) in cash, (b) by tendering an amount of the common stock of Tupperware Corporation equal in value to the outstanding balance if the per share price of such common stock then equals or exceeds $19.125 (adjusted for any stock splits or reverse splits), or (c) by tendering any remaining amount of the Stock subject to the lien of the Pledge Agreement if the per share price of the common stock of Tupperware Corporation is then less than $19.125 (adjusted for any stock splits or reverse splits).

4. Prepayment. This Note may be prepaid in whole or in part at any time on or after November 12, 2002, without penalty. In addition, partial prepayments of principal will be made by the Maker in accordance with Section 3 of this Note.

5.    Accelerated  Maturity:       The  entire  outstanding
principal balance of this Note will become immediately due and payable without notice on (1) the date of any voluntary or involuntary termination of the Maker's employment with the Holder, subject to subsection (b) below, and subject to subsections (c) and (d) below respectively, in the case of (i) death of the Maker, or (ii) the total disability of the Maker; or (2) the date on which a Change of Control occurs, as that term is defined by that certain Change of Control Employment Agreement between the Maker and the Holder dated May 31, 1996, or any successor agreement;

In the event of a voluntary or involuntary termination of the Maker's employment as contemplated in clause 5 (a) above prior to November 12, 2002 (or a termination for "cause" at any time), all right, title and ownership to the Collateral shall transfer to the Holder in full satisfaction of the principal amount of this Note, and the Maker shall not be entitled to receive from the Holder any amount representing an excess in the value of the Collateral over the then-outstanding balance of the loan amount under this Note. For purposes of this Note, "cause" shall mean an act of dishonesty, a conviction of a felony, a willful and deliberate failure of the Maker to perform his duties to the Holder, or any other events as determined by the Compensation and Directors Committee of the Board of Directors of the Holder. In the event of a voluntary or involuntary termination of the Maker's employment as contemplated by clause 5(a) above on or after November 12, 2002 (except for a termination for "cause"), the Maker shall, at his option, pay the then-outstanding principal amount of the Note in cash or surrender all his right, title and ownership in and to the Stock in full satisfaction of the Note.

In the event of the death of the Maker, provided the debt evidenced by this Note is assumed in writing by all heirs, beneficiaries and other persons or entities succeeding to the
Maker's ownership interest in all or any portion of the "Collateral" (as defined in the Pledge Agreement) within ninety
(90) days after the Maker's death, then the entire outstanding balance of this Note will become due and payable without notice on the earlier of (i) November 12, 2006, or (ii) the first anniversary of the Maker's death. Upon the debt evidenced by the Note becoming due and payable pursuant to this subsection, the then-obligor under the Note shall have the same repayment obligations as if the Note was payable on November 12, 2006 pursuant to Section 3 of this Note.

In the event of involuntary termination of the Maker's employment with the Holder as a consequence of the Maker's total disability, then the entire outstanding balance of this Note will become due and payable without notice on the earlier of (i) November 12, 2006, or (ii) the third anniversary of the date of termination for reasons of total disability. Upon the debt evidenced by the Note becoming due and payable pursuant to this subsection, the Maker under the Note shall have the same repayment obligations as if the Note was payable on November 12, 2006 pursuant to Section 3 of this Note.

In the event of a Change of Control as defined in clause 5(a)(2) above, all then-outstanding indebtedness of the Maker under this Note shall be deemed forgiven and the lien upon the Stock then subject to the Pledge Agreement shall be deemed automatically released.

6.    Late Charge.   The Maker will pay to the Holder a late
charge equal to five percent (5%) of any amount due under this Note but not received by the Holder within fifteen (15) days after the due date. The Maker agrees that the late charge will be collected not as a penalty, but as compensation to the Holder for the costs of collecting the late payment. This provision will not be construed to extend the due date for any amount required to be paid under this Note. The Holder will have no obligation to accept any late payment not accompanied by the required late charge.

7. Waiver; Extensions. Presentment, demand, notice of dishonor and all other exemptions provided the Maker are waived. No delay, failure or omission by the Holder in exercising any of its rights hereunder or at law or in equity (including, without limitation, the right of acceleration) will be construed as a novation of this Note or will operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by the Holder of any sum payable under this Note, whether before, on or after the due date of such payment, will not be a waiver of the Holder's right to require prompt payment when due of all other sums payable under this Note or to exercise any of the Holder's rights, powers or remedies under this Note. No extension of the time for any payment under this Note will operate to release, discharge, modify or otherwise affect the liability of the Maker unless the Holder agrees in writing.

8. Collection Costs, Documentary Stamp Tax and Other Expenses. The Maker will pay all costs, fees and expenses (including court costs and attorneys' fees) incurred by the Holder in collecting or attempting to collect any amount that becomes due under this Note or in seeking legal advice with respect to a default under this Note. In addition, the Maker will pay all costs and expenses arising out of the execution and delivery of this Note, including but not limited to all documentary stamp taxes and other taxes that may be charged or imposed by local, state or federal governments.

9.   Governing Law. This Agreement is governed by Florida Law.

10.   Notices.   All  notices, requests, demands  and  other
communications with respect to this Note will be in writing and will be delivered by hand, sent prepaid by air courier or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses designated below:

If to Holder:       Tupperware Corporation
                    Attn: Senior Vice President, Human Resources
                    14901 South Orange Blossom Trail
                    Orlando, Florida 32837

If to Maker:        E. V. Goings
                    5163 Fairway Oaks Drive
                    Windermere, Florida 34786

Any notice, request, demand or other communication delivered or sent in such manner will be deemed given or made when actually received by the intended recipient. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, will be deemed to be receipt of the notice, request, demand or other communication sent. The Maker or the Holder may change its address by notifying the other party of the new address in any manner permitted by this section.

11. Amendments Only in Writing. This Note or any provision hereof may be waived, changed, modified or discharged only by an agreement in writing signed by the Maker and the Holder.

12. Time of Essence. TIME IS OF THE ESSENCE with respect to the performance by the Maker of each of its obligations hereunder.

13. Authorization for Payroll Deduction. The Maker authorizes the Holder to deduct amounts due under this Note from payroll installments payable by the Holder to the Maker. The Maker agrees that all mandatory payments due under this Note will be made by way of payroll deduction for so long as the Maker remains on the Holder's active payroll, and that no additional authorization, consent or notice will be required for the Holder to commence or continue payroll deduction for these purposes.

14. Right of Set-Off. The Maker expressly agrees that, if a default or accelerated maturity occurs pursuant to this Note, the Holder has a right of set-off to satisfy the debt evidenced by this Note. The right of set-off will entitle the Holder (a) to withhold any payments owing from the Holder to the Maker, including but not limited to, salary and bonus payments, pension and retirement benefits, and expense reimbursements, and (b) to draw upon any account maintained by the Holder or its agent for the benefit of the Maker or in the Maker's name. The Holder will provide written notice to the Maker prior to exercising this right of set-off.

IN WITNESS WHEREOF, the Maker has executed this Note in the County of Osceola.

                         _______________________________
                         Name: E. V. Goings

COUNTY OF OSCEOLA
STATE OF FLORIDA

This instrument was executed before me and in my presence this 30th day of NOVEMBER, 1998, in Osceola County, Florida, by E. V. Goings.

                         ________________________________
                         Notary Public
                         My Commission Expires:____________


                      STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT dated as of November 30, 1998, (the "Agreement"), by and between E. V. Goings (the "Pledgor), Susan Goings (the "Pledgor's Spouse") and Tupperware Corporation, a Delaware corporation (the "Secured Party"), recites and provides:

RECITALS

      The Pledgor has executed and delivered a promissory note of even date herewith (the "Note") made by the Pledgor payable to the order of the Secured Party in the principal amount of
$7,650,000.00. The Pledgor has agreed to pledge and deliver to the Secured Party as security for the payment of the indebtedness evidenced by the Note, 400,000 shares of common stock of Tupperware Corporation, a Delaware corporation, in accordance with the terms and conditions set forth in this Agreement. The Pledgor's Spouse has agreed to join in the execution of this Agreement to release all marital property rights, if any, in and to the "Collateral" (defined below).

PLEDGE AGREEMENT

      NOW, THEREFORE, the parties to this Agreement agree as follows:

      1. Pledge of Collateral. The Pledgor hereby assigns and delivers to the Secured Party, with appropriate stock powers and endorsements in blank or other appropriate instruments of assignment, a certificate or certificates for 400,000 shares of common stock of Tupperware Corporation. (Such securities, and any replacements or substitutions thereof, and all accessions thereto, are referred to in this document as the "Collateral"). All of the Collateral will be held by the Secured Party subject to the terms and conditions of this Agreement.

     2. Certificates. The Pledgor agrees to deliver promptly to the Secured Party, with stock powers or endorsements in blank or other appropriate instruments of assignment, all certificates (if any) representing stock splits or rights to purchase or subscribe for additional stock, or other rights, accessions or increments with respect to any securities constituting a portion of the
Collateral. Such certificates (if any) will be held by the Secured Party subject to the terms and conditions of this Agreement.

      3. Secured Indebtedness. This pledge of the Collateral secures all indebtedness of the Pledgor to the Secured Party evidenced by the Note, including any attorney's fees and other expenses incurred in the collection of the Note.

     4. Satisfaction of Indebtedness. Upon payment of the entire indebtedness of the Pledgor to the Secured Party evidenced by the Note, this Agreement will terminate and any remaining Collateral will be returned and delivered by the Secured Party to the Pledgor.

      5. Reduction of Collateral. On any date subsequent to November 12, 2002, the Pledgor shall be entitled to reduce the amount of the Collateral subject to this Agreement, conditioned on a pro rata payment of the indebtedness evidenced by the Note. In the event the Pledgor elects to reduce the Collateral, the Pledgor will notify the Secured Party and simultaneously pay to the Secured Party an amount (the "Paydown") equal to the principal then outstanding under the Note times a fraction, the numerator of which equals the number of shares of common stock by which the Collateral is to be reduced and the denominator of which equals the number of shares of common stock comprising the Collateral prior to reduction. Any mandatory prepayment amounts paid by the Pledgor to the Secured Party pursuant to Section 3 of the Note, and not included in the calculation of any earlier Paydown, shall be credited towards the Paydown. The secured Party will apply the Paydown against the indebtedness evidenced by the Note and release to the Pledgor the number of shares of common stock by which the Collateral is to be reduced.

     Except as permitted by this Agreement, the Collateral may not be reduced or otherwise released prior to the full and final payment of all indebtedness evidenced by the Note.

      6. Pledgor's Representation. The Pledgor represents, warrants and covenants that he is the lawful owner of all of the Collateral, free and clear of all liens or claims of any sort whatsoever, other than the lien established by this Agreement, and that he will maintain the Collateral free of all such liens or claims until all indebtedness evidenced by the Note is fully and finally paid.

      7. Further Assurances. The Pledgor covenants and agrees to execute and deliver or cause to be executed and delivered, and to do or make or cause to be done or made, upon the request of the Secured Party, any and all agreements, instruments, acts or things, supplemental, confirmatory or otherwise, as may reasonably be required by the Secured Party for the purpose of, or in connection with, perfecting and completing the pledge of the Collateral in accordance with the terms and conditions of this Agreement.

     8. Dividends and Voting Rights. So long as there exists no event of default under this Agreement or under the Note, subject to the provisions of paragraphs 2 and 9 hereof, the Pledgor will have and enjoy all rights attaching to the Collateral, including the right to receive all dividends and the right to exercise any and all voting rights.

      9. Default and Remedies. In the event of any default by the Pledgor in the payment of any sum under this Agreement or any indebtedness of the Pledgor evidenced by the Note, which default continues for a period of five (5) days, or any other default under the Note or under this Agreement which continues for a period of fifteen (15) days after written notice given by the Secured Party to the Pledgor in accordance with the provisions of the Note, all right, title and ownership in and to the Collateral will transfer ipso facto to the Secured Party, at its option. The transfer of the Collateral to the Secured Party will include all rights attaching to the Collateral, including the right to receive all dividends and the right to exercise any and all voting rights. Such transfer and delivery of the Collateral will be accepted by the Secured Party in full satisfaction of the outstanding indebtedness evidenced by the Note.

      10. Expenses. The Pledgor will pay any and all expenses related to the execution of this Agreement and pledge of the Collateral, including any taxes or assessments imposed by local, state or federal governments. The Pledgor will also pay all costs of collection and enforcement of this Agreement and the Note (including reasonable attorneys' fees) in the event of default or failure of the Pledgor to fulfill any term, covenant or condition under this Agreement or the Note. Any other expenses incurred in connection with this Agreement or the pledge of the Collateral hereunder will be borne by the Secured Party and will not be charged against or paid from the Collateral.

     11. Binding Agreement; Governing Law. This Pledge Agreement will bind the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement will be governed by Florida Law.

     12. Joinder of Pledgor's Spouse. The Pledgor's Spouse joins in the execution of this Agreement to evidence her consent to the pledge of the Collateral by the Pledgor, and to release any and all marital rights that may exist in and to the Collateral.

IN WITNESS WHEREOF, the Pledgor, the Pledgor's Spouse and the Secured Party have executed or caused this Pledge Agreement to be executed in their names as of the date first above written.

PLEDGOR                       PLEDGOR'S SPOUSE

_______________________       ____________________________
Name: E. V. GOINGS            Name: SUSAN GOINGS


SECURED PARTY

TUPPERWARE CORPORATION

By:_____________________

Title: ___________________

COUNTY OF _____________
STATE OF _______________

      This instrument was executed before me and in my presence this 30th day of November, 1998, in Osceola County, Florida.

                              ______________________________
                              Notary Public
                              My Commission Expires:__________

November 30, 1998

Mr. E. V. Goings
Chairman & Chief Executive Officer
Tupperware Corporation
14901 South Orange Blossom Trail
Orlando, Florida 32837

Dear Mr. Goings:

This letter agreement is to memorialize an arrangement between you and Tupperware Corporation (the "Corporation") in which the Corporation agrees to advance funds to you to enable your purchase of 400,000 shares of the common stock (the "Stock") of the Corporation. The intent of this transaction is to serve as an incentive for your retention as Chairman and Chief Executive Officer of the Corporation and to increase the operating results of the Corporation, as well as increasing an identity of your interests with those of the Corporation's shareholders.

In connection with this transaction, you will execute and deliver the promissory note and the stock pledge agreement in the form of Exhibits A and B, respectively, attached hereto and forming a part of this agreement. The Corporation shall pay the cost of any brokerage fees incurred in acquiring the stock. The amount of the loan set forth in Exhibit A shall be $7,650,000. The Corporation shall provide you with a gross-up at your marginal Federal income tax rate for (a) imputed income from the actual cost of acquiring the stock which exceeds $7,650,000, (b) imputed income from the brokerage fees for the acquisition of the Stock, and (c) deemed interested on the amount of the loan, if required to offset any taxable income to you.

In the event of a Change of Control of the Corporation or any successor entity to the Corporation, as defined in the Change of Control Employment Agreement between you and the Corporation dated May 31, 1996, or any successor agreement, the Corporation shall provide a gross-up to you for any excise tax imposed by Section 4999 of the Internal Revenue Code, or any successor provisions.

All other terms and conditions will be as set forth in the aforementioned promissory note and stock pledge agreement.

Mr. E. V. Goings
November 30, 1998
Page Two

If the foregoing accurately sets forth the terms and conditions of the transaction, and intentions of the Board of Directors of the Corporation with respect thereto, please indicate your acceptance by signing in the space provided below for the purpose and returning a fully executed letter agreement to me.

                              TUPPERWARE CORPORATION

                              By:________________________
                                   Carol A. Kiryluk
                                   Senior Vice President
                                   Human Resources

Accepted and Agreed To
This 30th day of November, 1998.

By:________________________
     E. V. Goings